UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIME MEDICINE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

PRIME MEDICINE, INC.
21 Erie Street
Cambridge, MA 02139
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2023
We are pleased to notify you that we will hold the 2023 annual meeting of our stockholders (the “Annual Meeting”) on June 14, 2023, at 11:30 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/PRME2023 for the following purposes:
1.To elect Michael Kelly and David Schenkein as Class I Directors, each to serve until the 2026 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.
Our Board of Directors has established the close of business on April 18, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting if our stock records show that you owned our common stock at that time.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet under the “notice and access” approach, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 28, 2023, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for the Annual Meeting and our 2022 annual report to stockholders online. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail if desired.
Whether you plan to attend the Annual Meeting or not, it is important that your shares be represented. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card or the instructions that accompany your proxy materials to attend the Annual Meeting virtually via the Internet.

Thank you for your continued support of Prime Medicine, Inc.
By Order of the Board of Directors,
/s/ Keith Gottesdiener
Keith Gottesdiener
President, Chief Executive Officer and Director
April 28, 2023
Cambridge, Massachusetts

PRIME MEDICINE, INC.
21 Erie Street
Cambridge, MA 02139
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 14, 2023
The Board of Directors of Prime Medicine, Inc. (the “Board of Directors,” “Board,” or “our Board”) is soliciting proxies from stockholders for its use at the 2023 annual meeting of our stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 14, 2023, at 11:30 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/PRME2023.
In this proxy statement, “we,” “our,” “us,” the “Company,” and “Prime” refer to Prime Medicine, Inc.
This proxy statement relates to the solicitation of proxies by our Board for use at the Annual Meeting.
On or about April 28, 2023, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2023
This proxy statement and our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which includes our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” tab of the “Investor Center” section of our website at www.primemedicine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Prime Medicine, Inc., 21 Erie Street, Cambridge, MA 02139, Attention: Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purposes of the Meeting
The purposes of the Annual Meeting are:
1.To elect Michael Kelly and David Schenkein as Class I Directors, each to serve until the 2026 annual meeting of our stockholders, and until his respective successor shall have been duly elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
3.To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 18, 2023 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments) if our records show that you owned our common stock at that time. As of the record date, 97,227,809 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, votes during the live webcast of the meeting or is represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, 21 Erie Street, Cambridge, MA 02139, during ordinary business hours, for a period of 10 days prior to the Annual Meeting. Such list will also be available for examination by our stockholders during the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number.
Voting Shares That You Hold in Your Name
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•VOTE BY INTERNET (before the Annual Meeting) – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 13, 2023. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.
•VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide. Votes submitted by mail must be received by June 9, 2023.
•VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 13, 2023. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•VOTE DURING THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.
Virtual Meeting
The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.
To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/PRME2023. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.
Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Attending the Annual Meeting
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/PRME2023. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.proxyvote.com.
•Please have your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet. For instructions on how to do so, see below.
•The meeting webcast will begin promptly at 11:30 a.m., Eastern Time.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
Webcast replay of the Annual Meeting will be available 24 hours after the meeting has concluded for a period of one year.
Submitting Questions at the Annual Meeting
During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined in our reasonable judgment, we may choose not to address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.
Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and include rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct are available at www.proxyvote.com.
Technical Assistance for the Virtual Meeting
We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the basic call center support number on the login screen. Technical support will be available starting at 11:15 a.m. Eastern Time on June 14, 2023 and will remain available until thirty minutes after the meeting has finished.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters.
Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the election of each nominee for director (Proposal 1) will be a non-routine matter and that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.
Your Voting Options on Each of the Proposals
To be elected, each of the directors nominated in Proposal 1 must receive a plurality of the votes cast on the election of directors, meaning that the two director nominees receiving the highest number of affirmative votes will be elected as directors. You may vote “for” all the director nominees, “withhold” authority to vote your shares for all the director nominees or “withhold” authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will have no effect on the election of the directors.
Ratification of the appointment of PricewaterhouseCoopers LLC as our independent registered accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes properly cast on the proposal. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of PricewaterhouseCoopers LLP (Proposal 2). Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgement. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•“FOR” the election of Michael Kelly and David Schenkein as Class I Directors (Proposal 1); and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2).
If any other matter is properly brought before the Annual Meeting, the Company – through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each of the two nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee). A plurality of the votes properly cast for election of a director will result in election. “Abstentions” and “broker non-votes” will not be counted as votes cast on the proposal and will have no effect on the election of directors.
A majority of the votes properly cast at the Annual Meeting will approve: (i) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and (ii) all other matters that arise at the Annual Meeting.
Please note, however, that because the vote on the ratification of PricewaterhouseCoopers LLP is advisory in nature, the results of such vote will not be binding upon our Board or its committees.
Quorum
The presence, virtually via the Internet or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
Voting on Possible Other Matters
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting during the Annual Meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Secretary before the proxy is exercised or the stockholder votes at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
•reduced disclosure about our executive compensation arrangements; and
•not being required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”) or the frequency with which such votes must be conducted, or to obtain stockholder approval of any golden parachute arrangements not previously approved.
We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this proxy statement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

CORPORATE GOVERNANCE
Board Composition and Structure
Our nominating and corporate governance committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until their earlier resignation or removal. Our third amended and restated certificate of incorporation and our amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
In accordance with the terms of our third amended and restated certificate of incorporation and our amended and restated bylaws, our Board is divided into three staggered classes of directors and each director is assigned to one of the three classes. At each annual meeting of the stockholders, one class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2023 for Class I directors, 2024 for Class II directors and 2025 for Class III directors. Our third amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board.
Board Leadership Structure
We have not designated a chairperson or a lead director of our Board. The independent members of our Board have reviewed our Board’s leadership structure and have determined that the Company and our stockholders are well served with this structure. From time to time, our Board may appoint a standing chairperson if at such time our Board believes doing so would be in the best interest of the Company. Our Board believes that it is in the best interest of the Company for our Board to make a determination regarding whether or not to separate the roles of any chairperson and the Chief Executive Officer based on the then-current circumstances.
Director Nomination Process
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee takes into account the current size and composition of the Board and the needs of the Board and its committees, in addition to character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest and other commitments. Our nominating and corporate governance committee also takes into account a candidate’s diversity and other differentiating characteristics. However, the committee does not assign any particular weight or priority to any one factor.
The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices.
Director Composition
Our Board currently consists of seven (7) members. Below is a list of the names, ages as of April 28, 2023 and classification of the individuals who currently serve as our directors.

Director	Age	Position
Michael Kelly	66	Director (Class I)
David Schenkein, M.D.	65	Director (Class I)
Wendy Chung, M.D., Ph.D.	54	Director (Class II)
Kaye Foster	63	Director (Class II)
Keith Gottesdiener, M.D.	69	Director (Class II)
Thomas Cahill, M.D., Ph.D.	36	Director (Class III)
Robert Nelsen	59	Director (Class III)
Nominees for Election as Class I Directors
Michael A. Kelly has served as a member of our board of directors since November 2021. Mr. Kelly is currently acting as Founder & President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business founded by Mr. Kelly in January 2018. From February 2003 to December 2017, he was a senior executive of Amgen, Inc., a biotechnology company, where he most recently served as Senior Vice President, Global Business Services and Vice President & Chief Financial Officer, International Commercial Operations. He also serves on the boards of directors of: Amicus Therapeutics, Inc., a biotechnology company, which he joined in December 2020; DMC Global Inc., a composite materials and oil field products company, which he joined in July 2020; NeoGenomics Laboratories, Inc., a genetics testing company, which he joined in July 2020. Mr. Kelly previously served on the boards of directors of Aprea Therapeutics, Inc., a biotechnology company, from September 2020 to May 2022 and Hookipa Pharma Inc., a biopharmaceutical company, from February 2019 to April 2023. Mr. Kelly has also held positions at Tanox, Inc., Biogen, Inc., and Nutrasweet Kelco Company, a division of Monsanto Life Sciences. He also serves on the Council of Advisors and was the former audit committee chairman for Direct Relief, a humanitarian aid organization focused on health outcomes and disaster relief. Mr. Kelly received his B.Sc. in Business Administration from Florida A&M University, concentrating in Finance and Industrial Relations.
We believe that Mr. Kelly is qualified to serve on our Board of Directors because of his extensive experience in managing and growing global healthcare and biotechnology companies.
David Schenkein, M.D. has served as a member of our board of directors since September 2019 pursuant to GV’s right to appoint a representative to our board of directors under our Voting Agreement, dated as of September 26, 2019, in connection with our Series A preferred stock financing, which was amended and restated on April 20, 2021 in connection with our Series B preferred stock financing. Dr. Schenkein currently serves as a partner in GV, the venture capital investment arm of Alphabet Inc., which he joined in February 2019. Previously, Dr. Schenkein served as President and Chief Executive Officer of Agios Pharmaceuticals, Inc. from August 2009 to February 2019. From April 2006 to July 2009, Dr. Schenkein served as a Senior Vice President of Oncology Development at Genentech Inc. Dr. Schenkein currently serves on the board of directors of Agios Pharmaceuticals and Denali Therapeutics Inc. He is also on the boards of the private companies Leyden Laboratories B.V., Aera Therapeutics, Inc. and Treeline Biosciences, Inc. Previously, Dr. Schenkein served on the board of directors of bluebird bio, Inc. from 2013 to 2021. He also currently serves as an adjunct attending physician in hematology at Tufts Medical Center. Dr. Schenkein received his M.D. from the State University of New York Upstate Medical School and his B.A. in Chemistry from Wesleyan University.

We believe that Dr. Schenkein is qualified to serve on our Board of Directors because of his extensive background in the biotechnology industry and leadership experience as a senior executive and director of biotechnology companies.
Directors Continuing in Office
Wendy Chung, M.D., Ph.D. has served as a member of our board of directors since November 2021. Dr. Chung is an American Board of Medical Genetics certified clinical and molecular geneticist and leads the Precision Medicine Resource in the Irving Institute at Columbia University, a position she has held since February 2014. Dr. Chung has been on the faculty at Columbia University since 2002, most recently as the Kennedy Family Professor of Pediatrics and Medicine at Columbia University, a position she has held since July 2017. Prior to that, from June 2014 to July 2017, she was an Associate Professor at Columbia University. Dr. Chung has served as a member of the board of directors of Rallybio Corporation, a public biotechnology company, since August 2022. She received her B.A. in Biochemistry from Cornell University, her M.D. from Cornell University Medical College, and her Ph.D. in Genetics from The Rockefeller University.
We believe that Dr. Chung is qualified to serve on our Board of Directors because of her extensive experience in medicine and genetics research.
Kaye Foster has served as a member of our board of directors since December 2021. Ms. Foster has been a Senior Advisor at the Boston Consulting Group since August 2014. Previously, she was Senior Vice President, Global Human Resources at Onyx Pharmaceuticals, Inc., an Amgen, Inc. subsidiary and a biopharmaceutical company, from October 2010 to January 2014. At Onyx, she led all aspects of human resources for U.S. and global operations. Prior to joining Onyx, Ms. Foster was Global Vice President of Human Resources and an Executive Committee member at Johnson and Johnson Corporation, a healthcare company, from May 2003 to March 2010. Before Johnson and Johnson, Ms. Foster held several senior human resources executive positions with Pfizer Inc., a pharmaceuticals company. She currently serves on the board of directors and compensation committee of National Resilience Inc.; on the board of directors and the compensation and nominating and corporate governance committees of Agios Pharmaceuticals, Inc.; on the board of directors and real estate and nominations committees of Stanford Health Care, a hospital and healthcare system; on the board of trustees and the human resources committee of Spelman College; and chairs the Glide Memorial Foundation Board of Trustees. She received her B.B.A. in Business Administration from Baruch College of the City University of New York and her M.B.A. from Columbia University, Graduate School of Business.
We believe Ms. Foster is qualified to serve on our Board of Directors because of her extensive experience as an executive in the pharmaceuticals industry, including her experience in people management, compensation planning and driving and maintaining corporate culture.
Keith Gottesdiener, M.D. has served as our Chief Executive Officer and a member of our board of directors since July 2020. Prior to that, from October 2011 until March 2020, Dr. Gottesdiener served as the Chief Executive Officer and a director of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Gottesdiener joined Rhythm after 16 years at Merck Research Laboratories, where he held positions of increasing responsibility, including serving as a leader of Merck’s late clinical development organization from 2006 to 2011 and leading Merck’s early clinical development across all therapeutic areas from 2001 through early 2006. Dr. Gottesdiener currently serves as a director of Intercept Pharmaceuticals, Inc. and Cardurion Pharmaceuticals, Inc., both biotechnology companies. He received his M.D. from the University of Pennsylvania and his B.A. in Applied Mathematics from Harvard College.
We believe that Dr. Gottesdiener is qualified to serve on our Board of Directors based on his extensive experience as a senior executive in the pharmaceutical industry, his drug development and regulatory affairs expertise, his research work for both medical and academic institutions, his public company experience, as well as his knowledge of our company based on his role as our President and Chief Executive Officer.

Thomas Cahill, M.D., Ph.D. has served as a member of our board of directors since November 2021. Dr. Cahill is the Founder and Managing Partner of Newpath Partners, a Boston based life science venture fund focused on therapeutic companies. Dr. Cahill is the founding investor and director of Chroma Medicine, Inc. Exo Therapeutics, Inc., Kisbee Therapeutics, Inc., Kojin Therapeutics, Inc., Magnet Biomedicine, Inc., Myeloid Therapeutics, Inc., Nvelop Therapeutics, Inc. and Resonance Medicine, Inc. Prior to Newpath Partners, Dr. Cahill served as an Advisor at Raptor Group Holdings, where he helped further establish and lead the life science and technology investment portfolio, from September 2016 to May 2018. Dr. Cahill received both his M.D. and Ph.D. from Duke University and his M.S. from Stanford University.
We believe that Dr. Cahill is qualified to serve on our Board of Directors based on his experience in the medical and venture capital industries.
Robert Nelsen has served as a member of our board of directors since September 2020 pursuant to ARCH’s right to appoint a representative to our board of directors under our Voting Agreement, dated as of September 26, 2019, in connection with our Series A preferred stock financing, which was amended and restated on April 20, 2021 in connection with our Series B preferred stock financing. Mr. Nelsen co-founded ARCH Venture Partners, L.P., a venture capital firm focused on early-stage technology companies, in 1986 and has served as a Managing Director of ARCH Venture Partners or its affiliated entities since 1994. Mr. Nelsen currently serves on the board of directors of Brii Biosciences Limited, Vir Biotechnology, Inc., Sana Biotechnology, Inc., Lyell Immunopharma, Inc. and Hua Medicine, Inc., each a public biotechnology company, and currently serves on the board of directors of a number of private companies. Mr. Nelsen previously served on the board of directors of a number of public biotechnology companies, including Revolution Healthcare Acquisition Corp. from 2021 to 2022, Denali Therapeutics Inc. from 2015 to 2022, Unity Biotechnology, Inc. from 2015 to December 2020, Agios Pharmaceuticals, Inc. from 2007 to June 2017, Syros Pharmaceuticals, Inc. from 2012 to June 2018, Juno Therapeutics, Inc. (acquired by Celgene Corporation in January 2018) from 2013 to March 2018, Sienna Biopharmaceuticals, Inc. from 2015 to September 2018 and Gossamer Bio, Inc. from 2017 to December 2018 (prior to its initial public offering). Mr. Nelsen received his M.B.A. from the University of Chicago and his B.S. from the University of Puget Sound in Economics and Biology.
We believe that Mr. Nelsen is qualified to serve on our Board of Directors because of his extensive experience as a venture capitalist, building and serving boards of many public and private emerging companies, including multiple life sciences, biotechnology and pharmaceutical companies.
We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

Board Diversity
The Board diversity matrix below provides the diversity statistics for our Board as of April 28, 2023:

Total Number of Directors:		7
		Part I: Gender Identity
		Female	Male	Non-Binary	Did Not Disclose
Part II: Demographic Background	African American or Black	1	1
	Alaskan Native or Native American
	Asian
	Hispanic or Latinx
	Native Hawaiian or Pacific Islander
	White		3
	Two or More Races or Ethnicities	1
	LGBTQ+
	Did Not Disclose				1
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In March of 2023, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that all members of our Board, except Keith Gottesdiener, are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our Board considered the relationships that each director has with us and all other facts and circumstances the Board deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders. We believe that the composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our executive officers and directors.

Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.
The full text of our audit committee charter, compensation committee charter and nominating and corporate governance committee charter are posted on the “Corporate Governance” portion of our website at https://www.primemedicine.com. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.
The following table describes which directors serve on each of our Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Cahill, M.D., Ph.D.	Member		Member
Wendy Chung, M.D., Ph.D.	Member		Member
Kaye Foster		Chair
Michael Kelly	Chair
Robert Nelsen		Member
David Schenkein		Member	Chair
Audit Committee
Among other things, our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing the internal audit plan; and
•reviewing quarterly earnings releases.
All audit services and all permitted non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
The members of our audit committee are Michael Kelly, Thomas Cahill and Wendy Chung. Mr. Kelly chairs the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq listing rules. Our Board has determined that Mr. Kelly qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In making this determination, our Board considered the nature and scope of experience that Michael Kelly has previously had with public reporting companies, including service as a principal financial officer and principal accounting officer. Our Board has determined that all of the members of our audit committee satisfy the relevant independence requirements for service on the audit committee set forth in the rules of the SEC and the Nasdaq listing rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee charter, which has been adopted by our Board, is available on our website.
During the fiscal year ended December 31, 2022, our audit committee met four times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”
Compensation Committee
Among other things, our compensation committee’s responsibilities include:
•reviewing and reassessing periodically our processes and procedures for the consideration and determination of director and executive officer compensation;
•annually reviewing and recommending to the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and determining the cash compensation of our Chief Executive Officer and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
•reviewing and approving the compensation of our other executive officers;
•providing oversight of management’s decisions regarding the compensation of our other members of senior management;
•overseeing and administering our incentive-based compensation and equity-based plans;

•evaluating and assessing potential and current compensation consultants or advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•reviewing and recommending to the Board the compensation of our directors;
•preparing our compensation committee report if and when required by SEC rules;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
The members of our compensation committee are Kaye Foster, David Schenkein and Robert Nelsen. Ms. Foster chairs the compensation committee. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate certain responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq. Accordingly, our compensation committee has delegated authority to our chief executive officer to make equity awards under our 2022 Stock Option and Incentive Plan (the “2022 Plan”) to new hires of the Company and existing employees of the Company in connection with promotions, market adjustments, employee recognition or retention, in each case, subject to certain limitations. Our compensation committee charter, which has been adopted by our Board, is available on our website.
During the fiscal year ended December 31, 2022, our compensation committee met one time. Prior to our initial public offering, the broader Board participated in our compensation assessment and decision-making.
Compensation Consultant
Our compensation committee has engaged Alpine Rewards, LLC (“Alpine Rewards”) as its independent compensation consultant. When requested, Alpine Rewards consultants attend meetings of our compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Alpine Rewards reports to our compensation committee and not to our management, although Alpine Rewards meets with our management for purposes of gathering information for its analyses and recommendations.
Our compensation committee assessed the independence of Alpine Rewards from management, taking into consideration relevant factors, including the absence of other services provided to our Company by Alpine Rewards, the amount of fees our Company paid to Alpine Rewards as a percentage of Alpine Rewards’ total revenue, the policies and procedures of Alpine Rewards that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Alpine Rewards with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Alpine Rewards have with any member of our compensation committee and any stock of our Company owned by Alpine Rewards or the individual compensation advisors employed by Alpine Rewards. On the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, our compensation committee determined that no relationships existed that would create a conflict of interest or that would compromise Alpine Rewards’ independence, and that Alpine Rewards is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Nominating and Corporate Governance Committee
Among other things, our nominating and corporate governance committee’s responsibilities include:
•developing and recommending to the Board criteria for Board and committee membership;

•establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•to the extent deemed appropriate, retaining third-party search firms or other advisors to identify and evaluate director nominee candidates;
•reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board;
•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•developing, recommending to the Board and periodically assessing the adequacy of a set of corporate governance guidelines;
•overseeing the evaluation of our Board; and
•reviewing and discussing with the Board corporate succession plans for our Chief Executive Officer and our other key officers.
The members of our nominating and corporate governance committee are David Schenkein, Wendy Chung and Thomas Cahill. Dr. Schenkein chairs our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the independence standards of the applicable rules of Nasdaq. Our nominating and corporate governance committee charter, which has been adopted by our Board, is available on our website.
Our nominating and corporate governance committee did not convene a meeting during the fiscal year ended December 31, 2022.
Board Meetings and Attendance
Our Board held five meetings during the year ended December 31, 2022. Each of our directors attended at least seventy-five percent (75%) of the aggregate meetings of our Board and the committees of our Board on which he or she served during the year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party). Our non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2022.
Our Corporate Governance Guidelines provide that each member of the Board is expected to make reasonable efforts to attend meetings of the Board, whether regular or special. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates are taken into account by the nominating and corporate governance committee in assessing directors for renomination as directors.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.
We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics and our Code of Ethics on our website identified below. The full text of our Code of Business Conduct and Ethics and our Code of Ethics is posted on our website at https://www.primemedicine.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.

Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.
Communication with Directors
Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Prime Medicine, Inc., 21 Erie Street, Cambridge, MA 02139. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable.

Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2022. Other than as set forth in the table and described more above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board during the fiscal year ended December 31, 2022. We reimburse non-employee members of our Board for reasonable travel and out-of-pocket expenses incurred in attending meetings of our Board and committees of our Board. Dr. Gottesdiener, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Gottesdiener, as an NEO of the Company, is presented in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Thomas Cahill, M.D., Ph.D. (3)	$11,875	$—	$11,875
Wendy Chung, M.D., Ph.D. (4)	52,500	109,156	161,656
John Evans (5)	—	—	—
Kaye Foster (6)	52,000	209,676	261,676
Michael Kelly (4)	55,000	109,156	164,156
Robert Nelsen (7)	11,500	—	11,500
Stephen Knight (8)	—	—	—
David Schenkein, M.D. (9)	11,500	—	11,500
(1)Amounts represent annual cash compensation earned for services rendered by independent members of our Board and the committees thereof during the fiscal year ended December 31, 2022. Amounts paid to Dr. Chung, Ms. Foster, and Mr. Kelly represent fees earned by them for services rendered during the full year. Amounts paid to Dr. Cahill, Mr. Nelsen and Dr. Schenkein represent fees earned for services rendered subsequent to our initial public offering. Mr. Evans and Mr. Knight did not receive any cash compensation as they resigned from our Board prior to consummation of our initial public offering.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during 2022 in accordance with our Non-employee Director Compensation Policy, described below, calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report for assumptions underlying the valuation of equity awards.
(3)As of December 31, 2022, Dr. Cahill did not hold any outstanding equity awards.
(4)In connection with our October 2022 initial public offering, Dr. Chung and Mr. Kelly received options to purchase 9,006 shares of our common stock. As of December 31, 2022, Dr. Chung and Mr. Kelly each held options to purchase an aggregate of 22,516 shares of common stock.
(5)As of December 31, 2022, Mr. Evans did not hold any outstanding equity awards. Mr. Evans resigned from our Board effective September 13, 2022.
(6)In connection with Ms. Foster’s initial appointment to the Board of Directors, she received options to purchase 13,510 shares of our common stock. Additionally, in connection with our initial public offering, Ms. Foster received options to purchase 9,006 shares of our common stock. As of December 31, 2022, Ms. Foster held options to purchase an aggregate of 22,516 shares of common stock.
(7)As of December 31, 2022, Mr. Nelsen did not hold any outstanding equity awards.
(8)As of December 31, 2022, Mr. Knight did not hold any outstanding equity awards. Mr. Knight resigned from our Board effective September 22, 2022.

(9)As of December 31, 2022, Dr. Schenkein did not hold any outstanding equity awards.
Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive annual cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board of Directors
All non-employee members	$40,000
Additional Retainer for Audit Committee:
Chair	15,000
Non-chair members	7,500
Additional Retainer for Compensation Committee
Chair	12,000
Non-chair members	6,000
Additional Retainer for Nominating and Corporate Governance Committee
Chair	10,000
Non-chair members	5,000
In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase shares of our common stock equivalent to $800,000 in value on the date of such director’s election or appointment to the Board (the “Initial Director Grant”). The Initial Director Grant will vest in substantially equal annual installments over three years, subject to the non-employee director’s continued services to the Company. On the date of each annual meeting of stockholders of the Company, each non-employee director who has served as a director for at least six months prior to the annual meeting and will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase shares of common stock equivalent to $400,000 in value (the “Annual Director Grant”). The Annual Director Grant will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders, subject to the non-employee director’s continued services to the Company. Such awards are subject to fully accelerated vesting upon the sale of the Company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,600,000 in the first calendar year such individual becomes a non-employee director and $1,000,000 in any other calendar year.
We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.
Employee directors receive no additional compensation for their service as a director.

PROPOSAL 1—ELECTION OF DIRECTORS
In accordance with our third amended and restated certificate of incorporation and our amended and restated bylaws, our Board is divided into three staggered classes of directors, and each director is assigned to one of the three classes. At each annual meeting of the stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Michael Kelly and David Schenkein are the Class I directors whose terms expire at the Annual Meeting. Each of Michael Kelly and David Schenkein has been nominated for and has agreed to stand for re-election to our Board to serve as a Class I director of our Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Required Vote of Stockholders
To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the two director nominees for Class I directors receiving the most votes will be elected. You may vote FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Withheld votes and broker non-votes will have no effect on the election of directors.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The proposal for the election of directors relates solely to the election of Class I directors nominated by our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 1 ON YOUR NOTICE OR PROXY CARD)

EXECUTIVE OFFICERS
Below is a list of the names, ages as of April 28, 2023 and positions, and a brief account of the business experience of the individuals who serve as our executive officers. Andrew Anzalone is included in his capacity as a significant employee.

Name	Age	Position
Keith Gottesdiener, M.D.	69	President, Chief Executive Officer and Director
Jeremy Duffield, M.D. Ph.D., FRCP	55	Chief Scientific Officer
Ann Lee, Ph.D.	61	Chief Technical Officer
Carman Alenson	58	Interim Chief Financial Officer and Chief Accounting Officer
Meredith Goldwasser, Sc.D.	52	Senior Vice President, Strategy and Corporate Operations
Richard Brudnick	66	Chief Business Officer
Andrew Anzalone, M.D., Ph.D.	36	Co-Founder and Head of Prime Editing Platform
Executive Officer Biographies
The biographical information pertaining to Dr. Gottesdiener, who is a director and executive officer of our Company, is included under “Director Composition,” above.
Jeremy Duffield, M.D., Ph.D., FRCP has served as our Chief Scientific Officer since January 2021. Prior to that, he served at Vertex Pharmaceuticals Incorporated, a biopharmaceutical company, as Vice President of Business Development from December 2018 to January 2021 and Global Head of Human Biology from July 2016 to November 2018, where his team worked on discovering and advancing candidates to clinical studies in rare diseases. Dr. Duffield also practiced Internal Medicine and Nephrology at Massachusetts General Hospital from November 2013 to September 2019. Prior to that, he served as Senior Research Fellow and Vice President at Biogen Inc. and as a member of the faculty at University of Washington and Harvard Medical School. Dr. Duffield received his Ph.D. in Immunology from the University of Edinburgh in the laboratory of Sir John Savill, and his M.D. (B.M., B.Ch.) and B.A. in Physiological Sciences from Oxford University.
Ann L. Lee, Ph.D. has served as our Chief Technical Officer since October 2021. Prior to that, Dr. Lee served as Senior Vice President and Head of Cell Therapy Development and Operations at Bristol-Myers Squibb Company, a biopharmaceutical company, from November 2019 to July 2021, as Executive Vice President of Cell Therapy Development and Operations at Celgene Corporation, a biopharmaceutical company, from April 2018 to November 2019 and as Executive Vice President of Technical Operations at Juno Therapeutics, Inc., a biotechnology company, from November 2017 to April 2018. From April 2009 to November 2017, Dr. Lee served as Senior Vice President and Global Head of Pharma Technical Development at Genentech, Inc., a Roche Group subsidiary and a biotechnology company. She currently serves on the board of directors and audit and compensation committees of Coya Therapeutics, Inc. Dr. Lee received her Ph.D. in biochemical engineering from Yale University and her B.S. in chemical engineering from Cornell University.
Carman Alenson, CPA, M.B.A. has served as our interim Chief Financial Officer and Chief Accounting Officer since September 2022 and has served as our Senior Vice President, Finance since January 2022. Ms. Alenson joined Prime Medicine in August 2021 as Vice President, Finance. Prior to that, she served as Vice President, Accounting, Treasury and Tax at Agios Pharmaceuticals, Inc., a biopharmaceutical company, from November 2016 to July 2021. Prior to that, from April 2015 to October 2016, she was Executive Director of Accounting, Controller, and Assistant Treasurer at AMAG Pharmaceuticals, Inc., a specialty pharmaceuticals company, where she managed the corporate accounting group. Ms. Alenson is a certified public accountant and received her M.B.A. and B.A. in Economics and Business Administration from Boston University.
Meredith Goldwasser, Sc.D. has served as our Head of Strategy and Corporate Operations since September 2020. Prior to that, Dr. Goldwasser held leadership roles at Agios Pharmaceuticals, Inc., including Vice President and Development Lead for the IDH Hematology program from November 2017 to September 2020 as well as Oncology Business Development Lead from July 2019 to September 2020. She was also Vice President and Head of

Biometrics and Data Management at Agios from August 2014 to July 2019. From February 2011 to July 2014, Dr. Goldwasser served as the U.S. Group Head of Biostatistics and Oncology Translational Medicine at Novartis International AG. Dr. Goldwasser received her Sc.D. in Biostatistics from Harvard. She holds a B.A. in Psychology from the University of Pennsylvania.
Richard Brudnick has served as our Chief Business Officer since July 2022. Prior to that, he served as Chief Business Officer and Head of Corporate Strategy of Codiak BioSciences, Inc., a clinical-stage biopharmaceutical company, from June 2018 to July 2022 and as the Executive Vice President, Business Development of Bioverativ Inc., a biotechnology company, from May 2016 to March 2018. From July 2009 to May 2016, Mr. Brudnick worked at Biogen Inc., a biotechnology company, where he held positions of increasing responsibility, including serving as Senior Vice President of Corporate Development from August 2014 to May 2016. Mr. Brudnick currently serves on the Board of Directors of InflaRx N.V., VolitionRx Limited and Tamarix Pharma Ltd. Mr. Brudnick received his B.S. and M.S. in Management Science from the Massachusetts Institute of Technology.
Andrew Anzalone, M.D., Ph.D. joined Prime Medicine in August 2020 as Co-Founder and Head of the Prime Editing Platform. Prior to this, Dr. Anzalone was a postdoctoral researcher as a Jane Coffin Childs Memorial Fund Postdoctoral Fellow at Broad Institute. Dr. Anzalone received his Sc.B. in Chemistry from Brown University and his M.D. and Ph.D. from Columbia University.

EXECUTIVE COMPENSATION
This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2022, in respect of their service to us for the fiscal year ended December 31, 2022. We refer to these individuals as our NEOs. Our NEOs for the fiscal year ended December 31, 2022 were:
•Keith Gottesdiener, M.D., our President and Chief Executive Officer (“CEO”);
•Ann Lee, Ph.D.; and
•Richard Brudnick
2022 Summary Compensation Table
The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Keith Gottesdiener, M.D. (3)	2022	$542,340	$—	$—	$360,592	$21,112	$924,044
President & Chief Executive Officer	2021	524,000	327,500	2,072,325	—	15,608	2,939,433
Ann Lee, Ph.D. (4) (5)	2022	453,937	—	—	217,890	275,452	947,279
Chief Technical Officer	2021	108,750	54,247	4,144,650	—	8,193	4,315,840
Richard Brudnick (6) (7)	2022	230,000	—	993,154	220,800	—	1,443,954
Chief Business Officer
(1)Amounts reflect the aggregate grant date fair value of option awards granted during the applicable year calculated in accordance with the provisions of FASB ASC Topic 718. For information regarding assumptions underlying the valuation of option awards, see Note 2 to our audited consolidated financial statements appearing in our 2022 Annual Report.
(2)The amounts reflect the annual cash incentive compensation earned by our NEOs based on our achievement of certain corporate performance goals.
(3)All other compensation for Dr. Gottesdiener for 2022 consists of $11,962 in reimbursements for commuting expenses incurred by Dr. Gottesdiener in 2022 for travel to and from New York, New York to our corporate headquarters in Cambridge, Massachusetts, and a $9,150 one-time catch-up contribution under our 401(k) plan to match his contributions from January 1, 2022 through June 30, 2022.
(4)One third of Dr. Lee’s performance-based stock option to purchase 80,416 shares of common stock granted on October 27, 2021 will vest based on the Company’s achievement of a performance-based milestone requiring the building of a chemistry facility, initiation of pegRNA piloting operations, and production of a good laboratory practice toxicology lot suitable for in vivo non-human primate studies. This performance-based milestone was not determined in 2021, and was determined in 2022. As such, there was no grant date fair value associated with this tranche of the performance-based stock option for 2021, and such grant date fair value was determined in 2022. The grant date fair value of this tranche of the performance-based stock option, calculated, in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions, was $0. The grant date fair value of this tranche of the performance-based stock option, calculated, in accordance with FASB ASC Topic 718 based on maximum level of achievement of the applicable performance metrics, was $669,509.

(5)All other compensation for Dr. Lee for 2022 includes a net relocation benefit of $150,000, tax gross-up on the relocation benefit of $116,302, matching contributions provided under our 401(k) plan of $5,003, and a $4,147 one-time catch-up contribution to match her contributions from January 1, 2022 through June 30, 2022.
(6)Mr. Brudnick joined us as our Chief Business Officer in July 2022 and was not a NEO for 2021. The salary reported for Mr. Brudnick in 2022 reflects the salary earned following his July 2022 start date.
(7)At commencement of his employment in July 2022, Mr. Brudnick received time-based stock options and performance-based stock options. The grant date fair value of the time-based stock options, calculated in accordance with FASB ASC Topic 718, was $897,040.
The grant date fair value of the performance-based stock options awarded to Mr. Brudnick, calculated in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions, was $96,114. The grant date fair value of the performance-based stock options awarded to Mr. Brudnick, calculated in accordance with FASB ASC Topic 718 based on maximum level of achievement of the applicable performance metrics, was $288,342.
Overview
Our executive compensation program is designed to attract, motivate and retain key employees who we believe best represent our core values and can make significant contributions towards achieving our purpose of delivering a new class of differentiated one-time curative genetic therapies to address the widest spectrum of diseases by deploying our Prime Editing technology. Our program’s purpose is to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our stockholders. Under this program, our NEOs’ compensation is based on the achievement of key strategic and business goals that were developed based on the Company’s mission and core values. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees, and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, the Board believes that the program does not encourage excessive risk-taking by management. Our compensation committee is generally responsible for determining the compensation of our executive officers.
During the fiscal year ended December 31, 2022, our compensation committee engaged Alpine Rewards to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Alpine Rewards also provided (i) analysis and recommendations to our compensation committee regarding trends and emerging topics with respect to executive compensation; (ii) compensation programs for executives, directors and our employees generally; and (iii) stock utilization and related metrics.
2022 Base Salary
Our NEOs each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the fiscal year ended December 31, 2022, the annual base salaries for our NEOs were as follows:

Name	Base Salary
Keith Gottesdiener, M.D.	$546,351
Ann Lee, Ph.D.	453,797
Richard Brudnick (1)	460,000
(1)Mr. Brudnick joined us as our Chief Business Officer in July 2022, and the salary reported in the Summary Compensation Table for Mr. Brudnick in 2022 reflects the salary earned following his July 2022 start date.

2022 Annual Bonus
For the fiscal year ended December 31, 2022, each of the NEOs was eligible to earn an annual cash bonus determined by our Board on the recommendation of our compensation committee, based on our corporate performance. The target annual bonus for each of our NEOs for the fiscal year ended December 31, 2022 was equal to the percentage of the executive’s respective annual base salary specified below:

Name	Target Bonus Percentage
Keith Gottesdiener, M.D.	55%
Ann Lee, Ph.D.	40%
Richard Brudnick	40%
In 2022, annual bonus for our CEO and other NEOs were based entirely on the level of corporate achievement against our 2022 corporate objectives. With respect to the fiscal year ended December 31, 2022, our compensation committee approved a payout of cash bonuses in an amount of 120 percent of target for each of the NEOs.
Equity-Based Compensation
We believe that long-term equity incentives provide our executives with a strong link to our long-term performance and create an ownership culture. These equity awards are a key aspect of our compensation philosophy and serve to align the interests of our executive officers with our stockholders, as they are tied to future increases in the value of our stock. Further, we believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our NEOs to remain in our employment during the vesting period. Additionally, we believe that equity awards with a performance-based vesting feature further incentivize our executive officers to achieve important milestones. Accordingly, our compensation committee periodically reviews the equity incentive compensation of our NEOs and may grant equity incentive awards to them from time to time. For additional information regarding outstanding equity awards held by our NEOs as of December 31, 2022, see the “Outstanding Equity Awards at Fiscal Year End” table below.
Perquisites/Personal Benefits
We do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except for reimbursements for relocation, commuting and/or corresponding tax gross-ups for certain NEOs, as described above in the “Summary Compensation Table.”
401(k) Plan
We maintain a retirement savings plan (“401(k) plan”) that is intended to qualify for favorable tax treatment under Section 401(a) of the Code and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. In the fiscal year ended December 31, 2022, we began providing matching contributions equal to 50% of an employee’s contributions, subject to a maximum of 6% of eligible compensation. We also made a one-time catch-up contribution to match employees’ contributions from January 1, 2022 through June 30, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End Table
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022. Equity awards granted prior to our initial public offering were under our 2019 Stock Option and Grant Plan (the “2019 Plan”) and equity awards granted following our initial public offering were under our 2022 Plan.

				Options					Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Keith Gottesdiener, M.D.	10/27/2021	(2)	10/27/2021	70,364	170,886		$3.67	10/26/2031
	3/4/2021	(3)									64,333	$1,195,307
	7/28/2020	(4)	6/20/2020						1,374,888	$25,545,419
	7/28/2020	(3)									231,560	4,302,385
Ann Lee, Ph.D.	10/27/2021	(5)	10/4/2021	140,729	341,772		3.67	10/26/2031
	10/27/2021	(6)		80,416		160,832	3.67	10/26/2031
Richard Brudnick	8/4/2022	(5)	7/1/2022	—	167,267		7.96	8/3/2032
	8/4/2022	(7)		19,300		38,600	7.96	8/3/2032

(1)Assumes a market value of $18.58 per share, based on the closing share price as of December 30, 2022, the last trading day of 2022.
(2)The shares underlying these options vest in equal monthly installments over 48 months commencing on the vesting commencement date, subject to Dr. Gottesdiener’s continuous service relationship with the Company through each applicable vesting date. In the event of a termination of Dr. Gottesdiener’s employment by the Company without Cause or by Dr. Gottesdiener for Good Reason (such terms as defined in Dr. Gottesdiener’s offer letter), in either case within 3 months prior to or 12 months after a Sale Event (as defined in the 2019 Plan), all unvested shares will immediately vest as of the date of such termination event or Sale Event, as applicable. In addition, if upon a Sale Event, Dr. Gottesdiener is offered substantially equivalent employment terms by the successor and he remains employed by the Company or its successor for up to 6 months, all unvested shares will vest upon the 6-month anniversary of the Sale Event.
(3)The underlying shares vest upon achievement of the following pre-determined milestones: one-third of the shares vest upon achievement of proof of concept in lead indication, one-third vest upon acceptance of an Investigational New Drug application (“IND”), and the remaining one-third vest upon the consummation of the Company’s initial public offering. One-third of such shares vested upon achievement of proof concept in lead indication in May 2022, and one-third of such shares vested upon the completion of the Company's initial public offering in October 2022. 100 percent of the unvested underlying shares will immediately vest upon a Sale Event (as defined in the 2019 Plan) if (i) a Sale Event occurs prior to the date the Board determines in good faith that the milestones are achieved, (ii) the per share proceeds distributable to the holders of preferred stock of the Company upon the consummation of such Sale Event is at least equal to the original issue price of the Company’s most recently completed preferred stock financing and (iii) Dr. Gottesdiener continues to have a service relationship with the Company at such time.
(4)The restricted shares vest as follows: 25 percent vest on the 1-year anniversary of the vesting commencement date, and 1/48th of the shares vest on a monthly basis thereafter, in each case subject to Dr. Gottesdiener’s continuous service relationship with the Company through each applicable vesting date. In the event of a termination by the Company without Cause or by Dr. Gottesdiener for Good Reason (such terms as defined in Dr. Gottesdiener’s offer letter), in either case within 3 months prior to or 12 months after a Sale Event (as defined in the 2019 Plan), all unvested shares will immediately vest as of the date of such termination event or Sale Event, as applicable. In addition, if upon a Sale Event, Dr. Gottesdiener is offered substantially equivalent employment terms by the successor and he remains employed by the Company or its successor for up to 6 months, all unvested shares will vest upon the 6-month anniversary of the Sale Event.
(5)The shares underlying these options vest as follows: 25 percent vest on the 1-year anniversary of the vesting commencement date, and 1/48th of the shares vest on a monthly basis thereafter, in each case subject to Dr. Lee’s and Mr. Brudnick’s continuous service relationship with the Company through each applicable vesting date. In the event of a termination by the Company without Cause or by each NEO for Good Reason (such terms as defined in Dr. Lee’s offer letter and Mr. Brudnick’s employment agreement, respectively), in either case on or within 12 months after a Sale Event (as defined in the 2019 Plan), all unvested shares will immediately vest as of the date of such termination event.
(6)The underlying shares vest upon achievement of the following milestones: one-third vests upon the consummation of the Company’s initial public offering, one-third vests upon IND acceptance, and the remaining one-third vests upon the achievement of a performance milestone requiring the building of a chemistry facility, initiation of pegRNA piloting operations and production of a good laboratory practice toxicology lot suitable for in vivo non-human primate studies. One-third of such shares vested upon the completion of the Company’s initial public offering in October 2022.
(7)The underlying shares vest upon achievement of the following milestones: one-third vests upon the consummation of the Company’s initial public offering, one-third vests upon IND acceptance, and the remaining one-third vests upon the achievement of a business development performance milestone. One-third of such shares vested upon the completion of the Company’s initial public offering in October 2022.

Current Employment Agreements with our NEOs
In connection with our initial public offering, we entered into new employment agreements with our NEOs that were effective as of July 2022.
Each of Dr. Gottesdiener, Dr. Lee and Mr. Brudnick are subject to standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination non-solicitation of employees, consultants and customers covenants and, in certain circumstances, non-competition covenants.
Keith M. Gottesdiener, M.D.
The employment agreement with Dr. Gottesdiener (the “Gottesdiener Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally. Under the Gottesdiener Employment Agreement, the base salary for Dr. Gottesdiener is $546,351, representing a slight increase to Dr. Gottesdiener's base salary under the Gottesdiener Offer Letter described below, and the annual target bonus is equal to 55% of his annual base salary. In addition, Dr. Gottesdiener is entitled to reimbursement for commuting expenses for three (3) years from the commencement of his employment with the Company, which include all reasonable costs for his commute between his family’s residence in New York, New York and our corporate headquarters in Cambridge, Massachusetts.
Pursuant to the Gottesdiener Employment Agreement, in the event Dr. Gottesdiener is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Gottesdiener Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Gottesdiener will be entitled to (i) an amount equal to the sum of (A) 12 months of his then-current base salary plus (B) 1.0 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Gottesdiener’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 12 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Gottesdiener would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Gottesdiener on the date the Company’s other executives receive their bonuses. In addition, the Company has agreed to negotiate in good faith a non-exclusive limited consulting relationship with Dr. Gottesdiener for a period up to one year pursuant to which Dr. Gottesdiener will receive no cash compensation other than severance benefits.
In the event Dr. Gottesdiener is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Gottesdiener Employment Agreement), or 3 months prior to such change in control, subject to the delivery of and compliance with a fully effective separation agreement as described above, Dr. Gottesdiener will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.5 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Dr. Gottesdiener’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 18 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Gottesdiener would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Gottesdiener is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, or 3 months prior to such change in control, all of the then-outstanding and unvested portion of his stock options and other stock-based awards that (i) are subject solely to time-based vesting or (ii) were granted to Dr. Gottesdiener prior to the effective date of the Gottesdiener Employment Agreement and are subject to performance-based vesting shall become fully vested and exercisable or nonforfeitable immediately as of the date of termination or, if later, the change in control event, with any such performance-based awards vesting at target.
The payments and benefits provided under the Gottesdiener Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Gottesdiener in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Ann L. Lee, Ph.D.
The employment agreement with Dr. Lee (the “Lee Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally. Under the Lee Employment Agreement, the base salary for Dr. Lee is $453,797, and the annual target bonus is equal to 40% of her annual base salary. Dr. Lee is also entitled to a temporary relocation benefit, which includes (i) living accommodations in the greater Boston/Cambridge area beginning in January 2022 and continuing for four (4) months, (ii) reasonable costs for bi-weekly travel to her residence on the West Coast and rental car or other transportation as needed in the Boston/Cambridge area, and (iii) the cost of two house hunting trips. In addition, Dr. Lee will also be entitled to a net relocation benefit of up to $150,000, which can be used towards eligible costs for ongoing living expenses, including rental assistance or home purchase of a new Massachusetts primary residence and current home sale. The Company will cover additional tax-gross-up costs on the provided benefit expenses.
Pursuant to the Lee Employment Agreement, in the event Dr. Lee is terminated by us without “cause” or she resigns for “good reason” (as such terms are defined in the Lee Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Dr. Lee will be entitled to (i) an amount equal to the sum of (A) 9 months of her then-current base salary plus (B) 0.75 times her target annual bonus for the then current year, in each case subject to reductions by any amount received by her pursuant to a restrictive covenant agreement, and (ii) subject to Dr. Lee’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had she remained employed by us until the earliest of (A) 9 months following her termination, (B) her eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of her COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 9 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Dr. Lee would have been paid if she had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Dr. Lee on the date the Company’s other executives receive their bonuses.
In the event Dr. Lee is terminated by us without cause or she resigns for good reason, in each case within 12 months following a change in control (as defined in the Lee Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Dr. Lee will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 12 months of her then-current base salary (or her base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times her target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by her pursuant to a restrictive covenant agreement, (ii) subject to Dr. Lee’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had she remained employed by us until the earliest of (A) 12 months from the date of her separation, (B) her eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of her COBRA health continuation period, and (iii) the bonus amount (if any) that Dr. Lee would have been paid if she had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Dr. Lee is terminated by us without cause or she resigns for good reason, in each case within 12 months following a change in control (as defined in the Lee Employment Agreement), all of the then-outstanding and unvested portion of her stock options and other stock-based awards that (i) are subject solely to time-based vesting or (ii) were granted to Dr. Lee prior to the effective date of the Lee Employment Agreement and are subject to performance-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.
The payments and benefits provided under the Lee Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Lee in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to her.
Richard Brudnick
The employment agreement with Mr. Brudnick (the “Brudnick Employment Agreement”) provides for at-will employment. The agreement also sets forth initial base salary, initial annual target bonus and eligibility to participate in our benefit plans generally.
Pursuant to the Brudnick Employment Agreement, in the event Mr. Brudnick is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the Brudnick Employment Agreement), in each case subject to the delivery of and compliance with a fully effective separation agreement that shall include, without limitation, a release of claims, reaffirmation of applicable restrictive covenants and, in the Company’s discretion, a one year non-competition agreement, Mr. Brudnick will be entitled to (i) an amount equal to the sum of (A) 9 months of his then-current base salary plus (B) 0.75 times his target annual bonus for the then current year, in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Mr. Brudnick’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 9 months following his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period. These amounts shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over a period of 9 months. In addition, subject to the delivery of the fully effective separation agreement, the bonus amount (if any) that Mr. Brudnick would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives, will be paid to Mr. Brudnick on the date the Company’s other executives receive their bonuses.
In the event Mr. Brudnick is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control (as defined in the Brudnick Employment Agreement), subject to the delivery of and compliance with a fully effective separation agreement (as described above), Mr. Brudnick will be entitled to the following, in lieu of the benefits above: (i) a lump sum cash payment equal to the sum of (A) 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (B) 1.0 times his target annual bonus for the then current year (or target in effect immediately prior to the change in control, if higher), in each case subject to reductions by any amount received by him pursuant to a restrictive covenant agreement, (ii) subject to Mr. Brudnick’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premium equal to the amount we would have paid to provide health insurance had he remained employed by us until the earliest of (A) 12 months from the date of his separation, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of his COBRA health continuation period, and (iii) the bonus amount (if any) that Mr. Brudnick would have been paid if he had remained employed through the payment date, if such termination occurs on or after January 1 but before the date bonuses are paid for the prior year to the Company’s other executives. In addition, in the event Mr. Brudnick is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, all of the then-outstanding and unvested portion of his stock options and other stock-based awards that are subject solely to time-based vesting shall become fully vested and exercisable or non-forfeitable immediately as of the date of termination, with any such performance-based awards vesting at target.
The payments and benefits provided under the Brudnick Employment Agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Brudnick in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Previous Employment Arrangements with our NEOs
Prior to entering into the employment agreements with our NEOs in July 2022, we had entered into offer letters with each of Dr. Gottesdiener and Dr. Lee. Each offer letter provided for “at-will” employment and the compensation and benefits described below.
Keith M. Gottesdiener, M.D.
On June 24, 2020, we entered into an offer letter with Dr. Gottesdiener (the “Gottesdiener Offer Letter”) for the position of President and Chief Executive Officer. The Gottesdiener Offer Letter provided for Mr. Gottesdiener’s at-will employment. Under the Gottesdiener Offer Letter, Dr. Gottesdiener’s base salary was $542,340, and he was eligible to receive an annual bonus with an annual target amount of 50 percent of his annual base salary. Among other things, the Gottesdiener Offer Letter provided that Dr. Gottesdiener was eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans, and was entitled to reimbursement for commuting expenses between New York, New York and Cambridge, Massachusetts for the first three years of his employment. In addition, the Gottesdiener Offer Letter provided that in the event of a Qualified Departure (as defined in the Gottesdiener Offer Letter), the post-termination exercise period of any vested options on such date would be extended until 12 months after such termination, inclusive of any period of consulting service. Furthermore, upon a Qualified Departure other than due to death or disability, the Company would negotiate in good faith to establish a non-exclusive consulting relationship with Dr. Gottesdiener for a period of up to one year after the date of such termination pursuant to which Dr. Gottesdiener would receive no cash compensation other than severance benefits as described below. In the event Dr. Gottesdiener’s employment was terminated by us without Cause or he resigns for Good Reason (as such terms are defined in the Gottesdiener Offer Letter), in each case, within three months prior to or 12 months after a Sale Event (as such term is defined in the 2019 Plan), then all of the unvested portion of Dr. Gottesdiener’s initial time-based restricted stock grant for 10,798,106 shares of Company common stock (the “Initial Time-Based Award”) would immediately vest as of the date of such termination event or Sale Event, as applicable. Notwithstanding the foregoing, if upon a Sale Event, Dr. Gottesdiener agrees, if offered substantially equivalent employment terms, to remain employed by the Company (or any successor) for up to six months, the unvested portion of the Initial Time-Based Award shall vest upon the 6-month anniversary of the Sale Event (unless otherwise vested upon a Qualified Departure).
Ann L. Lee, Ph.D.
On September 21, 2021, we entered into an offer letter with Dr. Lee (the “Lee Offer Letter”) for the position of Chief Technical Officer. The Lee Offer Letter provided for Dr. Lee’s at-will employment. Under the Lee Offer Letter, Dr. Lee’s base salary was $453,797, and she was eligible to receive an annual bonus with an annual target amount of 40 percent of her annual base salary, which was prorated for 2021 based on her October 4, 2021 start date. Among other things, the Lee Offer Letter provided that Dr. Lee was eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans. In addition, Dr. Lee was also eligible to receive certain relocation benefits pursuant to the Lee Offer Letter, including (i) temporary living accommodations paid by the Company in the greater Boston/Cambridge area beginning for a period of four months starting on January 2022, (ii) reasonable cost for bi-weekly travel to Dr. Lee’s current residence on the West Coast, (iii) two house hunting trips for her spouse, including reasonable expense for travel, meal, hotel and other accommodations and (iv) net relocation benefit of up to $150,000, to be used towards eligible costs for ongoing living expenses and (collectively, the “relocation benefits”). The Company is obligated to provide a tax gross-up for the relocation benefits.
Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Stock options (1) (2)	4,365,995	$6.45	7,622,758
2022 Employee Stock Purchase Plan (3)	—	—	971,350
Equity compensation plans not approved by security holders	—	—	—
Total	4,365,995	$6.45	8,594,108
1.Includes 3,954,265 stock options with a weighted-average exercise price of $6.43 outstanding under our 2019 Plan and our 2022 Plan, and 411,730 performance-based stock options with a weighted-average exercise price of $6.65 under our 2019 Plan.
2.Shares of our common stock available for issuance as of December 31, 2022 pursuant to the 2022 Plan excludes the 4,860,461 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2022 Plan provides that the number of shares reserved and available for issuance under the 2022 Plan will automatically increase on January 1, 2023 and each January 1 thereafter, by five percent of the outstanding number of shares of common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. The Company no longer makes grants under the 2019 Plan. The shares of common stock underlying any awards under the 2022 Plan and the 2019 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2022 Plan.
3.Shares of our common stock available for issuance as of December 31, 2022 pursuant to the 2022 Employee Stock Purchase Plan (“2022 ESPP”) excludes the 971,350 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2022 ESPP provides that the number of shares of common stock that may be issued under the 2022 ESPP shall cumulatively increase beginning on January 1, 2023 and each January 1 thereafter through January 1, 2032, by the least of (i) 971,350 shares of common stock, (ii) one percent of the outstanding number of shares of common stock on the immediately preceding December 31 or (iii) such number of shares of common stock as determined by the administrator of the 2022 ESPP.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.
We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Further, our Board has determined that Michael Kelly is an audit committee financial experts as defined by the rules of the SEC.
The audit committee met four times during the fiscal year ended December 31, 2022 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including, but not limited to, to review and discussion of the Company’s quarterly financial statements and related disclosures, and the inclusion of the Company’s audited financial statements in the registration statement for the Company’s initial public offering.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022 with management and PricewaterhouseCoopers LLP. Management has the responsibility for the preparation of the Company’s financial statements, and PricewaterhouseCoopers LLP has the responsibility for the audit of those statements. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from PricewaterhouseCoopers LLP pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB concerning any relationships between PricewaterhouseCoopers LLP and the Company and the potential effects of any disclosed relationships on PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence. We reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of PricewaterhouseCoopers LLP’s examination of the Company’s financial statements both with and without management.
The audit committee considered any fees paid to PricewaterhouseCoopers LLP for the provision of non-audit related services and does not believe that these fees compromise PricewaterhouseCoopers LLP’s independence in performing the audit.
Based on these reviews and discussions with management and PricewaterhouseCoopers LLP, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. We also have selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2023, subject to ratification by the Company’s stockholders.

Members of the audit committee

Michael Kelly, Chair
Thomas Cahill, M.D., Ph.D.
Wendy Chung

DELINQUENT SECTION 16(a) REPORTS
Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for our fiscal year ended December 31, 2022, our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation arrangements for our NEOs and our directors described elsewhere in this proxy statement under “Executive Compensation” and “Director Compensation,” set forth below is a description of transactions or series of transactions since January 1, 2021, to which we were or will be a party, and in which:
•the amount involved in the transaction exceeds, or will exceed, $120,000; and
•in which any of our executive officers, directors or holder of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.
Series A Preferred Stock Financing
Since January 1, 2021, we have sold an aggregate of 115,761,842 Series A convertible preferred shares in multiple closings at a purchase price of $1.00 per share for an aggregate amount of $115.8 million. The following table summarizes purchases of our Series A convertible preferred shares by related persons:

Stockholder	Shares of Series A convertible preferred shares	Total purchase price
GV 2019, L.P. (1)	33,333,331	$33,333,331
Entities affiliated with ARCH Venture Partners (2)	33,333,331	33,333,331
Newpath Partners, L.P. (3)	9,999,999	9,999,999
David Liu (4)	1,000,001	1,000,001
(1)David Schenkein serves as a member of our board of directors and is an affiliate of GV, of which GV 2019, L.P. is an affiliated fund. Entities affiliated with GV collectively hold more than 5 percent of our voting securities.
(2)Represents 16,666,664 shares of Series A convertible preferred stock purchased by ARCH Venture Fund X Overage, L.P. and 16,666,667 shares of Series A convertible preferred stock purchased by ARCH Venture Fund X, L.P. Robert Nelsen serves as a member of our board of directors and is an affiliate of ARCH Venture Partners, of which ARCH Venture Fund X Overage, L.P. and ARCH Venture Fund X, L.P. are affiliated funds. Entities affiliated with ARCH Venture Partners collectively hold more than 5 percent of our voting securities.
(3)Thomas Cahill serves as a member of our board of directors and is an affiliate of Newpath Partners, of which Newpath Partners, L.P. is an affiliated fund. Newpath Partners, L.P. holds more than 5 percent of our voting securities.
(4)David Liu is our founder and holds more than 5 percent of our voting securities.
Series B Preferred Stock Financing
In 2021, we sold an aggregate of 45,658,957 Series B convertible preferred shares in multiple closings at a purchase price of $4.3803 per share for an aggregate amount of $200.0 million. The following table summarizes purchases of our Series B convertible preferred shares by related persons:

Stockholder	Shares of Series B convertible preferred shares	Total purchase price
GV 2021, L.P. (1)	5,479,076	$23,999,997
Entities affiliated with ARCH Venture Partners (2)	2,282,948	9,999,997
Newpath Partners, L.P. (3)	5,250,781	22,999,996
(1)David Schenkein serves as a member of our board of directors and is an affiliate of GV, of which GV 2021, L.P. is an affiliated fund. Entities affiliated with GV collectively hold more than 5 percent of our voting securities.

(2)Represents 1,141,474 shares of Series B convertible preferred stock purchased by ARCH Venture Fund X Overage, L.P. and 1,141,474 shares of Series B convertible preferred stock purchased by ARCH Venture Fund X, L.P. Robert Nelsen serves as a member of our board of directors and is an affiliate of ARCH Venture Partners, of which ARCH Venture Fund X Overage, L.P. is an affiliated fund. Entities affiliated with ARCH Venture Partners collectively hold more than 5 percent of our voting securities.
(3)Thomas Cahill serves as a member of our board of directors and is an affiliate of Newpath Partners, of which Newpath Partners, L.P. is an affiliated fund. Newpath Partners, L.P. holds more than 5 percent of our voting securities.
Participation in our Initial Public Offering
Our 5% stockholders and their affiliates purchased an aggregate of 2,000,000 shares of our common stock in our initial public offering in October 2022 at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Stockholder	Shares of common stock	Total purchase price
GV 2021, L.P.	800,000	$13,600,000
Entities affiliated with ARCH Venture Partners	800,000	13,600,000
Newpath Partners, L.P.	400,000	6,800,000
Consulting Agreement with David Liu
Pursuant to a consulting agreement with David Liu (the “Liu Consulting Agreement”), we agreed to pay Dr. Liu an annual fee of $150,000 and to reimburse Dr. Liu’s reasonable business expenses. Dr. Liu is a beneficial owner of more than 5 percent of our voting securities. Dr. Liu agreed to provide services, including serving as Chairman of our Scientific Advisory Board and advisory services related to any and all gene editing and related technology for any and all human or prophylactic uses, including without limitation, participation in corporate and research and development strategy sessions, recruiting and interviewing activities, finding and establishing laboratory space, advising on the design of experiments and other research and development activities.
Pursuant to the Liu Consulting Agreement, for the term of the Liu Consulting Agreement and six months thereafter, Dr. Liu cannot directly provide material services to any third party in the field of gene editing for therapeutics or become an owner, partner, shareholder, consultant, agent, employee or co-venturer of any third party that has committed, or intends to commit, significant resources to that field, with certain exceptions, including a previous commitment with respect to Beam Therapeutics Inc., or Beam (see below).
The Liu Consulting Agreement does not prevent David Liu from conducting research funded by a third-party sponsor at the Howard Hughes Medical Institute, Harvard University or Broad Institute, Inc., or collectively, the Institutions, provided that any inventions conceived in the course of such research will be owned by such Institution. Furthermore, David Liu is not restricted from publishing the results of such research or providing education, clinical or other such services for an Institution. Additionally, pursuant to a consulting agreement entered into between Dr. Liu and Beam in March 2017 (the “Beam Consulting Agreement”), Dr. Liu is permitted to provide consulting services to Beam, subject to certain limitations, one of which includes not providing Beam services related to our Prime Editing technology. If there is any conflict between the Liu Consulting Agreement and the Beam Consulting Agreement, the Beam Consulting Agreement prevails. The current term of the Liu Consulting Agreement runs through September 2025, following which it may be terminated by either party with 30 days prior notice. Between January 1, 2021 and December 31, 2022, we paid Dr. Liu $300,000 under the Liu Consulting Agreement.
Agreement with Myeloid
In December 2021, we entered into a research collaboration and exclusive option agreement with Myeloid Therapeutics Inc. (the “Myeloid Agreement”). Newpath Partners, L.P. is a beneficial owner of more than 5 percent of our voting securities, and holds more than 5 percent of Myeloid’s voting securities as well. Under the Myeloid

Agreement, we collaborate with Myeloid on the research and development of LINE-1 retrotransposon technology. In connection with this agreement, Myeloid received an upfront payment of $30.0 million in cash and was issued an aggregate of 1,101,525 shares of our common stock.
Agreements with Stockholders
In connection with our Series A preferred stock financing and Series B preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements were terminated upon the closing of our initial public offering, except for the registration rights granted under our investors’ rights agreement.
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board reviews and approves transactions with directors, officers and holders of 5 percent or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction were disclosed to our Board prior to their consideration of such transaction, and the transaction was not considered approved by our Board unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who were obligated to approve the transaction in good faith.
In connection with our October 2022 initial public offering, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. In reviewing any such proposal, our audit committee or other committee of independent directors are to consider the relevant facts of the transaction, including the risks, costs and benefits to us and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5 percent beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has served as our independent registered public accounting firm since 2021.
Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may affect the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our amended and restated bylaws or otherwise, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our Company and our stockholders.
PwC served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ended December 31, 2023. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
The aggregate fees billed by categories of services are as follows for each of the years ended December 31:

Fee Category	2022	2021
Audit Fees (1)	$1,507,000	$790,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,507,000	$790,000
(1)“Audit Fees” consist of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, review of the registration statement on Form S-1 for our initial public offering and related services that are normally provided in connection with statutory and regulatory filings or engagements.
Pre-Approval by Audit Committee of Principal Accountant Services.
Our audit committee (or a subcommittee delegated to it by the audit committee) approves in advance all services proposed to be performed for our Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for our Company or its subsidiaries.
Required Vote of Stockholders
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023 requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 2 ON YOUR NOTICE OR PROXY CARD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 31, 2023, unless otherwise indicated, regarding the beneficial ownership of our common stock for (i) stockholders who beneficially owned more than 5% of our common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
In computing the number of shares beneficially owned by an individual or entity, shares of common stock subject to options, warrants, restricted stock units or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of March 31, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On March 31, 2023, there were 97,227,809 shares of our common stock outstanding. Unless noted otherwise, the address of all listed stockholders is 21 Erie Street, 2nd Floor, Cambridge, MA 02139.

	Shares of common stock beneficially owned	Percentage of shares beneficially owned
5% or Greater Stockholders
David Liu (1)	21,205,650	21.81%
Entities affiliated with GV (2)	13,284,688	13.66%
Entities affiliated with ARCH Venture Partners (3)	12,256,594	12.61%
FMR, LLC (4)	8,463,046	8.70%
Newpath Partners, L.P. (5)	5,305,679	5.46%

Directors, Named Executive Officers and Other Executive Officers
Keith Gottesdiener (6)	4,477,310	4.60%
Ann Lee (7)	278,945	*
Richard Brudnick (7)	24,956	*
Robert Nelsen (3)(8)	12,272,674	12.62%
Thomas Cahill (5)	5,305,679	5.46%
David Schenkein	—	*
Michael Kelly (7)	4,502	*
Wendy Chung (7)	4,502	*
Kaye Foster (7)	4,502	*
All executive officers and directors as a group (12 persons)	23,620,184	24.29%
*Less than one percent.
(1)Consists of: (a) 21,156,945 shares of common stock and (b) 50,654 shares of common stock underlying options exercisable within 60 days of March 31, 2023.
(2)Information herein is based on Schedule 13G filed with the SEC on February 10, 2023 by GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., GV 2021, L.P., GV 2021 GP, L.P., GV 2021 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. Consists of: (a) 11,522,248 shares of common stock held by GV 2019, L.P., or GV 2019, and (b) 1,762,440 shares of common stock held by GV 2021, L.P., or GV 2021.

GV 2019 GP, L.P., the general partner of GV 2019, GV 2019 GP, L.L.C., the general partner of GV 2019 GP, L.P., Alphabet Holdings LLC, the sole member of GV 2019 GP, L.L.C., XXVI Holdings Inc., the sole member of Alphabet Holdings LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2019.
GV 2021 GP, L.P., the general partner of GV 2021, GV 2021 GP, L.L.C., the general partner of GV 2021 GP, L.P., Alphabet Holdings LLC, the sole member of GV 2021 GP, L.L.C., XXVI Holdings Inc., the sole member of Alphabet Holdings LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2021.
The principal business address for all entities referenced in this footnote is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(3)Information herein is based on Schedule 13G filed with the SEC on February 13, 2023 by ARCH Venture Fund X, L.P., ARCH Venture Partners X, L.P., ARCH Venture Partners X, LLC, ARCH Venture Fund X Overage, L.P. and ARCH Venture Partners X Overage, L.P. Consists of: (a) 6,128,297 shares of common stock held by ARCH Venture Fund X, L.P., or ARCH X, and (b) 6,128,297 shares of common stock held by ARCH Venture Fund X Overage, L.P., or ARCH X Overage.
ARCH Venture Partners X, L.P., or AVP X LP, is the sole general partner of ARCH X. ARCH Venture Partners X Overage, L.P., or AVP X Overage LP, is the sole general partner of ARCH X Overage. ARCH Venture Partners X, LLC, or AVP X LLC, is the sole general partner of each of AVP X LP and AVP X Overage LP. Keith Crandell, Kristina Burow, Steven Gillis, and Robert Nelsen comprise the investment committee of AVP X LLC (the “AVP X Committee Members”). AVP X LP and AVP X Overage LP may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, respectively, AVP X LLC may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, and each of the AVP X Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by ARCH X and ARCH X Overage. AVP X LP, AVP X Overage LP, AVP X LLC, and the AVP X Committee Members each disclaim beneficial ownership except to any pecuniary interest therein.
The address of the ARCH Venture Partners is 8755 W. Higgins Road, Suite 1025, Chicago, IL 60631.
(4)Information herein is based on Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC. Members of the Johnson family, including Abigail P. Johnson, the Chair and Chief Executive Officer of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)Information herein is based on Schedule 13G filed with the SEC on February 7, 2023 by Newpath Partners, L.P., Newpath GP, L.P., Newpath GP, LLC and Thomas Cahill. Newpath Partners GP, L.P. is the general partner of Newpath Partners L.P. Newpath Partners GP, LLC is the general partner of Newpath Partners GP, L.P. Thomas Cahill is the managing member of Newpath GP LLC.
The address of Newpath Partners, L.P. is 800 Boylston Street, Suite 2222, Boston, Massachusetts 02199.
(6)Consists of: (a) 2,568,337 shares of common stock held by Dr. Gottesdiener, (b) 116,232 shares of common stock underlying options exercisable within 60 days of March 31, 2023, (c) 32,166 shares of common stock held by Dr. Gottesdiener’s spouse, (d) 450,334 shares of common stock held by the Coolidge GST Trust-2022 (the “Coolidge Trust Shares”) and (e) 1,310,241 shares of common stock held by the Gottesdiener Family GST

Trust (the “Gottesdiener Family Trust Shares”). Dr. Gottesdiener disclaims beneficial ownership of the Coolidge Trust Shares and the Gottesdiener Family Trust Shares.
(7)Consists entirely of shares of common stock underlying options exercisable within 60 days of March 31, 2023.
(8)Includes 16,080 shares of common stock held by a trust for the benefit of Mr. Nelsen’s family members.

GENERAL MATTERS
Stockholder Proposals for 2024 Annual Meeting
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary, at Prime Medicine, Inc., 21 Erie Street, Cambridge, MA 02139 no later than December 30, 2023, which is 120 days prior to April 28, 2024.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary, at Prime Medicine, Inc., 21 Erie Street, Cambridge, MA 02139. To be timely for the 2024 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 15, 2024 or after March 16, 2024, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2024 annual meeting of stockholders is more than thirty (30) days before or sixty (60) days after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than ninety (90) days prior to the annual meeting date or the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2024 annual meeting.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).
Annual Report
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of our Company’s annual report to stockholders a copy of our Annual Report on Form 10-K which was required to be filed with the SEC for the fiscal year ended December 31, 2022. Please address all requests to:

Prime Medicine, Inc.
Attn: Secretary
21 Erie Street
Cambridge, MA 02139
Householding of Proxy Materials
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

PRIME MEDICINE, INC.		VOTE BY INTERNET
21 ERIE STREET		Before The Meeting - Go to www.proxyvote.com
CAMBRIDGE, MA 02139
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PRME2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.
Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V13776-P93283	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIME MEDICINE, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the
The Board of Directors recommends you vote FOR				number(s) of the nominee(s) on the line below.
the following:
1.To elect Michael Kelly and David Schenkein as Class I	☐	☐	☐
Directors

Nominees:
01) Michael Kelly
02) David Schenkein

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending					☐	☐	☐
December 31, 2023.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date